EXHIBIT 99.21

WAIVER AND AMENDMENT
TO SECURITIES PURCHASE AGREEMENT AND DEBENTURE

THIS WAIVER AND AMENDMENT, dated as of date executed by the Company (the “Waiver”), to the Securities Purchase Agreement, dated as of December 28, 2005, as amended (the “Purchase Agreement”), and the 6% Secured Convertible Debenture due December 28, 2008 (the “Debenture”) is by and among Arkados Group, Inc. (formerly CDKNET.COM, Inc.), a Delaware corporation (the “Company”), and the purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

RECITALS

The Company, Andreas Typaldos Family Limited Partnership (“Typaldos LP”), Andreas Typaldos, individually (“Typaldos”), William H. Carson (“Carson”), Gennaro Vendome (“Vendome” and, together with Typaldos LP, Typaldos and Carson, the “New Purchasers”), Bushido Capital Master Fund, LP (“Bushido”), Pierce Diversified Strategy Master Fund, LLC – Series BUS (“Pierce”), Katherine Typaldos, individually (“K Typaldos”), Herbert H. Sommer (“Sommer”), Joel C. Schneider (“Schneider”)  and Crucian Transition, Inc. (“Crucian”) are entering into a Tenth Additional Issuance Agreement, (the “Additional Issuance Agreement”), for the purchase by the New Purchasers of an aggregate of $905,000 of the New Debentures and 851,765 New Warrants (as such terms are defined in the Tenth Additional Issuance Agreement) pursuant to the Purchase Agreement, between the Company and the New Purchasers.

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to waive compliance with Sections 4.13 and 4.14 of the Purchase Agreement.

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to acknowledge that the New Underlying Shares (as such term is defined in the Additional Issuance Agreement) shall be included on the Registration Statement registering the Debentures and Warrants of the Purchasers.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.             Waivers and Amendment.

(a)           Each Purchaser hereby waives compliance by the Company with the obligations imposed by Section 4.13 of the Purchase Agreement regarding such Purchaser’s right to participate in the purchase of the New Debentures, as well as any advance made to the Company prior to the Closing that is either repaid from the proceeds or is given as full or partial consideration by the New Purchasers under the Additional Issuance Agreement.  This  Waiver shall not effect the rights set forth in Section 4.13 with respect to future financing after the issuance of the Additional Debentures and related Warrants.

(b)           Each Purchaser hereby waives the Company’s compliance with the restrictions imposed by Section 4.14 of the Purchase Agreement with respect to (i) the issuance of the New Debentures and

New Warrants under this Additional Issuance Agreement, and acknowledges that issuances of additional New Debentures and New Warrants will not constitute transactions which result in an adjustment of the respective conversion or exercise prices of the Debentures or Warrants.  Notwithstanding the foregoing, this Waiver shall not have any effect and the Company expressly acknowledges that its proposed issuance of shares of common stock, warrants and any future issuances of securities shall continue to be subject to the anti-dilution provisions of the Debentures and Warrants.

 (c)           The “Termination Date” of all common stock purchase warrants held by each Holder (whether Short Term, Long Term or otherwise)  (collectively, the “Warrants”) shall be extended to the later of the date set forth therein as the “Termination Date” and December 28, 2012 and the Warrants shall be exercisable immediately.  Additionally, the Warrants are hereby amended such that they are exercisable via the “cashless exercise” provisions of Section 2(c) at any time notwithstanding whether or not there then exists and effective registration statement.  As a result of the forgoing, the Short and Long Term warrants are hereafter identical and represent a single class of securities and the Company acknowledges that, for purposes of Rule 144, the date that the holding period begins to run for Warrant Shares is the date that such securities were purchased by the Holder.

(d)           Any holder may request from the Company, and the Company shall deliver to the Holder within 5 Trading Days, an amended and restated Debenture or Warrant reflecting the terms of this Amendment.

2.           Acknowledgement and Amendment.  Each Purchaser hereby acknowledges and agrees that:

(a)           for purposes of Section 6(b) of the Registration Rights Agreement, dated as of December 28, 2005, between the Company and the Purchasers signatory thereto, as amended (the “Registration Rights Agreement”), the shares of Common Stock underlying the New Debenture and New Warrants shall be deemed Registrable Securities which may be included as securities in the Company’s initial Registration Statement, on the same terms as the Purchasers’ Registrable Securities; and

(b)           The Inter-Creditor and Waiver Agreement, dated as of June 30, 2006, is hereby amended so that the term “New Creditors” includes each Purchaser that is signatory to the Tenths Additional Issuance Agreement and the term “New Debentures” (as defined in the Inter-Creditor and Waiver Agreement) includes the Debentures held by such signatories.

3.           Miscellaneous.

THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

This Waiver shall constitute a Transaction Document.

Except as expressly waived and/or amended hereby, the Purchase Agreement and the Debentures shall remain in full force and effect in accordance with the terms thereof. This Waiver is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Purchase Agreement or Debentures or of any Event

of Default or default which may occur or may have occurred under the Purchase Agreement or Debentures.

This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Waiver.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO WAIVER AND AMENDMENT

ARKADOS GROUP, INC.	BUSHIDO CAPITAL MASTER FUND, L.P.

By: Bushido Capital Partners, Ltd., its General Partner

By: /s/ Barbara Kane-Burke	By: _________________________
Barbara Kane-Burke	Ronald S. Dagar
Chief Financial Officer	Partner

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS A	GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS C

By: /s/ Jonathan P. Knight	By: /s/ Jonathan P. Knight
Jonathan P. Knight	Jonathan P. Knight
President	President

CARGO HOLDINGS LLC

By: /s/ Renee Typaldos
Renee Typaldos
Member

By: /s/ Gennaro Vendome
Gennaro Vendome
Member